SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2004

MINORPLANET SYSTEMS USA, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 3. Bankruptcy or Receivership
Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
Press Release, dated February 2, 2004
Binding Letter Agreement
Press Release, dated February 4, 2004
Nasdaq Staff's Letter
Press Release, dated February 11, 2004
Nasdaq Panel's Letter

Item 3. Bankruptcy or Receivership.

     On February 2, 2004, Minorplanet Systems USA, Inc. (“Minorplanet”) and its subsidiaries Caren (292) Limited (“Caren”) and Minorplanet Systems USA Limited (“Limited”) (collectively referred to as the “Company”) filed a voluntary petition for reorganization under Chapter 11, Title 11 of the United States Bankruptcy Code in the Northern District of Texas (Dallas Division) to restructure its financial affairs. The Company remains in possession of its properties and assets as debtor-in-possession as it works to restructure its debt and emerge from bankruptcy. The bankruptcy cases for Minorplanet, Caren and Limited are being jointly administered under Case No. Case No. 04-31200 HDH-11 currently pending in the United States Bankruptcy Court for the Northern District of Texas (Dallas Division).

     A copy of the press release, dated February 2, 2004, announcing the filing of the voluntary bankruptcy petition by the Company is attached hereto as Exhibit 99.1.

Item 5. Other Events and Required FD Disclosure.

     Debtor in Possession Financing.

     On January 30, 2004, Minorplanet entered into a Binding Letter Agreement (the “Letter Agreement”) with HFS Capital Private Equity Fund LLC and other accredited investors represented by HFS (collectively referred to as “HFS”) for the provision by HFS to Minorplanet of an unsecured convertible loan in the amount of $1,250,000.00 (the “Loan”). A copy of the Binding Letter Agreement is attached hereto as Exhibit 99.2. A copy of the press release, dated February 2, 2004, announcing the financing is attached hereto as Exhibit 99.1.

     In connection therewith, the Company would execute a convertible promissory note (the “Note”) in the principal balance of $1,250,000.00 repayable in thirty-six (36) interest only payments with the principal balance being due three years from the execution of the Note (the “Maturity Date”). Following the initial year of repayment of the Note, Minorplanet may elect to repay the principal balance and any accrued interest on the Note without premium or penalty.

     The Letter Agreement states that HFS may elect at any time prior to the Maturity Date to convert all or any part of the principal or accrued interest on the Note to Minorplanet common stock, par value $.01 per share (the “Common Stock”), discounted at a rate of twenty percent (20%) of the market value of the Common Stock if the election is made within the initial year of repayment of the Note or fifteen percent (15%) of the market value of the Common Stock if the election is made subsequent to initial year of repayment of the Note. The market value of the Common Stock for purposes of conversion is defined as the weighted average trading price of the Common Stock for the five (5) days before and five (5) days after the date HFS elects to exercise the conversion.

     The Letter Agreement requires Minorplanet to pay to HFS or its designee a commission in an amount equal to four percent (4%) of the principal amount of the Note due upon Minorplanet’s receipt of the proceeds of the Loan. At closing of the Loan, subject to the approval of the United States Bankruptcy Court, the Letter Agreement requires Minorplanet to appoint to its board of directors one additional director designated by HFS (“Additional Designee”) unless otherwise prohibited, based on the written advice of outside counsel, by the rules and regulations of the Nasdaq Stock Exchange, the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Act. This Additional Designee shall serve on the Minorplanet Board until the Note is repaid in cash or repaid by conversion to Common Stock.

     The closing of the Loan is subject to the filing by Minorplanet for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code and the approval by the United States Bankruptcy Court to consummate this Loan as a post petition obligation of the debtor-in-possession.

     Nasdaq Delisting Proceedings.

     On February 2, 2004, the Nasdaq Listing Qualifications (the “Staff”), of the Nasdaq Stock Market, Inc. informed Minorplanet that as a result of the Minorplanet’s voluntary filing for bankruptcy relief under Chapter 11 of the United States Bankruptcy Code on February 2, 2004, the Staff determined in accordance with Nasdaq Marketplace Rule 4330(a)(1) and 4300, that the Company’s securities would be delisted from the Nasdaq Stock Market at the opening of business on February 11, 2004 unless the Company requested a hearing in accordance with Marketplace Rule 4800 Series. A copy of the press release, dated February 4, 2004, announcing the Staff’s determination to delist Minorplanet’s securities from the Nasdaq Stock Market is attached hereto as Exhibit 99.3. A copy of the Nasdaq Letter, dated February 2, 2004, notifying Minorplanet’s common stock would delisted from the Nasdaq Stock Market is attached hereto as Exhibit 99.4.

     On February 4, 2004, in accordance with Nasdaq Marketplace Rule 4820, Minorplanet requested an oral hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff’s February 2, 2004 determination to terminate the Company’s common stock as a Nasdaq SmallCap Market security at the opening of business on February 11, 2004 based upon the Company’s voluntary filing for bankruptcy relief under Chapter 11 of the United States Bankruptcy Code on February 2, 2004.

     On February 9, 2004, the Panel notified Minorplanet that its request for an oral hearing was granted to be held on March 4, 2004. Minorplanet intends to make an oral presentation at such hearing in an effort to retain the listing of Minorplanet’s Common Stock on the Nasdaq SmallCap Market. There can be no assurances that Minorplanet will be able to successfully retain the listing of its Common Stock on the Nasdaq SmallCap Market.

     If Minorplanet’s Common Stock is delisted from the Nasdaq SmallCap Market, Minorplanet’s Common Stock will not be immediately eligible to trade on the OTC Bulleting Board since Minorplanet is the subject of bankruptcy proceedings. Although Minorplanet’s Common Stock would not immediately eligible for quotation on the OTC Bulletin Board following a delisting, Minorplanet’s Common Stock may become eligible if a market maker makes application to register in and quote the Minorplanet Common Stock in accordance with Securities and Exchange Commission Rule 15c2-11, and such application is cleared.

     A copy of the press release, dated February 11, 2004, announcing the Panel’s granting of an oral hearing to Minorplanet to reconsider the Staff’s determination to delist Minorplanet’s securities from the Nasdaq SmallCap Market is attached hereto as Exhibit 99.5. A copy of the Panel’s Letter, dated February 9, 2004, notifying Minorplanet’s of the Panel’s granting of an oral hearing to Minorplanet to reconsider the Staff’s determination to delist Minorplanet’s securities from the Nasdaq SmallCap Market is attached hereto as Exhibit 99.6.

     Appointment of Dennis R. Casey as President and Chief Executive Officer.

     Effective January 31, 2004, Dennis R. Casey, a long-time telecommunications industry veteran, was elected by the Board of Directors of Minorplanet to serve as Minorplanet’s President and Chief Executive Officer. Mr. Casey has been associated with Minorplanet since June of 2003 as he consulted with Minorplanet on its financial and operating condition and its potential in the high-growth fleet management solutions market. A 24-year-veteran of GTE Corporation, Mr. Casey last served as Vice President of Marketing for GTE Corporate Telephone Operations and GTE Automatic Electric. Since leaving GTE, Mr. Casey founded and served as Chief Executive Officer of two public telecommunications companies. Mr. Casey is currently founder and Chief Executive Officer of a communications company that provides CATV, Internet access and telecommunications management to U.S. Army lodging facilities. A copy of the press release, dated February 2, 2004, announcing the appointment of Dennis R. Casey as President and Chief Executive Officer of Minorplanet is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
99.1	Press Release, dated February 2, 2004, announcing announcing the filing of a voluntary bankruptcy petition by the Company.

99.2	Binding Letter Agreement HFS for the provision by HFS to Minorplanet of an unsecured convertible loan in the amount of $1,250,000.00.

99.3	Press Release, dated February 4, 2004, announcing the Staff’s determination to delist Minorplanet’s securities from the Nasdaq Stock Market.

99.4	Nasdaq Staff’s Letter, dated February 2, 2004, notifying Minorplanet’s common stock would delisted from the Nasdaq Stock Market.

99.5	Press Release, dated February 11, 2004, announcing the Panel’s granting of an oral hearing to Minorplanet to reconsider the Staff’s determination to delist Minorplanet’s securities from the Nasdaq SmallCap Market.

99.6	Nasdaq Panel’s Letter, dated February 9, 2004, notifying Minorplanet’s of the Panel’s granting of an oral hearing to Minorplanet to reconsider the Staff’s determination to delist Minorplanet’s securities from the Nasdaq SmallCap Market.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINORPLANET SYSTEMS USA, INC.

/s/ J. Raymond Bilbao
J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: February 16, 2004

Exhibit No.	Description
99.1	Press Release, dated February 2, 2004, announcing announcing the filing of a voluntary bankruptcy petition by the Company.

99.2	Binding Letter Agreement HFS for the provision by HFS to Minorplanet of an unsecured convertible loan in the amount of $1,250,000.00.

99.3	Press Release, dated February 4, 2004, announcing the Staff’s determination to delist Minorplanet’s securities from the Nasdaq Stock Market.

99.4	Nasdaq Staff’s Letter, dated February 2, 2004, notifying Minorplanet’s common stock would delisted from the Nasdaq Stock Market.

99.5	Press Release, dated February 11, 2004, announcing the Panel’s granting of an oral hearing to Minorplanet to reconsider the Staff’s determination to delist Minorplanet’s securities from the Nasdaq SmallCap Market.

99.6	Nasdaq Panel’s Letter, dated February 9, 2004, notifying Minorplanet’s of the Panel’s granting of an oral hearing to Minorplanet to reconsider the Staff’s determination to delist Minorplanet’s securities from the Nasdaq SmallCap Market.